Exhibit 2.1

AMENDMENT No. 1 TO BUSINESS COMBINATION AGREEMENT

This Amendment No. 1 to Business Combination Agreement, dated as of June 12, 2026 (the “Amendment”), is to amend the Business Combination Agreement (the “Existing BCA”), which was made and entered into as of October 29, 2025, by and among Eureka Acquisition Corp, a Cayman Islands company (the “SPAC”), Marine Thinking Inc., a company incorporated under the CBCA (the “Company”), and 17358750 Canada Inc., a company incorporated under the CBCA and a wholly-owned subsidiary of the SPAC (the “Amalgamation Sub”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Existing BCA.

Recitals

WHEREAS, pursuant to Section 9.4 of the Existing BCA, the Existing BCA may be amended by a writing signed by each of Parent and the Company; and

WHEREAS, the SPAC, the Company and the Amalgamation Sub desire to amend the Existing BCA to reflect the changes agreed between the parties and to clarify certain terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment of Certain Provisions.

Section 5.19:

The Section 5.19 is amended in its entirety to read as follows:

“Section 5.19 Post-Closing Directors of the SPAC. Subject to the terms of the SPAC’s Organizational Documents, the SPAC and the Company shall take all such action within its power as may be necessary or appropriate such that as of immediately prior to, from and after the Closing, each of the SPAC Board and the board of directors of the Amalco shall consist of eight (8) directors:

(a) seven directors shall be designated by the Company, four of whom shall be “independent” for purposes under Nasdaq (or any Alternative Exchange) rules requirements and one of whom shall be the “financial expert” as determined under SEC rules and regulation,

(b) one director shall be designated by the IPO Sponsor or its Affiliates; and

(c) at least five (5) of such eight (8) directors shall be Canadian citizens.”

2. Miscellaneous.

(a) Except as expressly provided in this Amendment, the Existing BCA shall remain in full force and effect, and all references to “this Agreement,” “herein” or using similar terms in the Existing BCA shall mean the Existing BCA as further amended by this Amendment. In the event of a conflict between the terms of this Amendment and the Existing BCA, the terms of this Amendment shall prevail over and supersede the conflicting terms in the Existing BCA.

(b) This Amendment shall be governed, enforced, interpreted and construed in a manner consistent with the Existing BCA. Without limiting the foregoing, Section 5.11 (Confidentiality), Article VII, Section 9.1 (Notices), Section 9.4 (Amendments; No Waivers; Remedies), Section 9.6 (Publicity), Section 9.9 (Governing Law), Section 9.12 (Severability) and Section 9.13 (Construction) of the Existing BCA shall apply to this Amendment mutatis mutandis as if set out herein.

(c) This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed and delivered by each of the parties hereto. Counterpart signature pages to this Amendment may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be effective as of the date first written above.

SPAC:
Eureka Acquisition Corp

By:	/s/ Fen Zhang
Name:	Fen Zhang
Title:	Director

COMPANY:
Marine Thinking Inc.

By:	/s/ Lishao Wang
Name:	Lishao Wang
Title:	Chairman

AMALGAMATION SUB:
17358750 Canada Inc.

By:	/s/ Fen Zhang
Name:	Fen Zhang
Title:	Director

{Signature Page to Amendment No. 1 to Business Combination Agreement}